Exhibit 10.11

PROMISSORY NOTE

Principal $200,000.00	Loan Date 11-20-2007	Maturity 11-20-2008	Loan No 1234S288	Call / Coll 070 / L76	Account 0000670419	Officer 45339	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	SOUTHSIDE ELECTRIC INC (SSN: 22-3043696) 381 TEANECK RD STE 3 TEANECK, NJ 07666	Lender	PNC Bank, National Association Business Banking Two Tower Center Boulevard East Brunswick, NJ 08816

Principal Amount: $200,000.00	Initial Rate 8.000%	Date of Note: November 20, 2007

PROMISE TO PAY. SOUTHSIDE ELECTRIC INC ("Borrower") promises to pay to PNC Bank, National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount, of Two Hundred Thousand & 00/100 Dollars ($200,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. Borrower also promises to pay all applicable fees and expenses.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

Borrower will pay regular monthly payments of accrued interest beginning on the first day of the Billing Cycle after the initial advance, and all subsequent interest payments are due on the same day of each month after that. Borrower will pay this loan in one payment of all outstanding principal plus all accrued interest on the Expiration Date. Borrower may borrow, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this Note. The "Expiration Date" shall mean NOVEMBER 20, 2008, or such later date as may be designated by written notice from Lender to Borrower but in no event after the tenth anniversary of this Note. Borrower acknowledges and agrees that in no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the the highest Prime Rate as published in the "Money Rates" section of The Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. The Index for a Billing Cycle is determined on the first day of that cycle based on the Index for the last day of the preceding calendar month which is reported. Interest on this Note is computed on the basis of a year of 366/365 days, by applying the ratio of the annual interest rate on the first day of the Billing Cycle over a year of 366/365 days to obtain a daily periodic rate, multiplied by the average daily balance during the Billing Cycle, multiplied by the number of days in the Billing Cycle. Billing Cycle means the monthly interval between regular periodic statements. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 7.750% per annum. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate of 0.250 percentage points over the Index, resulting in an initial rate of 8.000% per annum. NOTICE; Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment. Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to; PNC Bank, National Association, Attn: P5-PCLC-01-H , 2730 LIBERTY AVENUE PITTSBURGH, PA 15222.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $100.00, whichever is less. This late charge shall be paid to Lender by Borrower for the purpose of defraying the expense incident to the handling of the delinquent payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 5.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due.

Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help,

PROMISSORY NOTE
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repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with .Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Render, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity, Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default. Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire of pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law. Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgement collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New Jersey without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of New Jersey.

CHOICE OF VENUE. If there is a lawsuit. Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Middlesex County, State of New Jersey.

RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against Borrower's money, securities or other property given to Lender by law, Lender shall have, with respect to Borrower's obligations to Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower's right, title and interest in and to, all of Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, Lender or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of Lender, although Lender may enter such setoff on its books and records at a later time.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: inventory, chattel paper, accounts, equipment, general intangibles and consumer goods described in a Commercial Security Agreement dated November 20, 2007.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person or persons are authorized, except as provided in this paragraph, to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: JOHN MORA, President of SOUTHSIDE ELECTRIC INC. Borrower may obtain advances from time to time by writing checks in the amounts of not less than $100.00 or by using other methods which Lender may permit and may continue to obtain advances until this loan is terminated. Lender agrees to pay checks, so long as they do not cause the principal balance to exceed the face amount of this Note, which are dated, drawn and issued by Borrower on or prior to the Expiration Date and received by Lender on or prior to the Expiration Date or within five business days after the Expiration Date, except as provided in the next sentence. Lender has no obligation to pay any check dated, drawn or issued by Borrower or received by Lender during any period when Lender is not obligated to advance funds under this Note. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

FINANCIAL INFORMATION PROVISION. Borrower agrees to deliver any financial and other business information concerning Borrower that Lender may request from time to time, such as annual and interim financial statements (all of which shall be prepared in accordance with generally accepted accounting principles) and federal income tax returns.

DEPOSITORY. Borrower will establish and maintain, with Lender, Borrower's primary depository account(s). If Borrower fails to establish and/or maintain its primary depository account(s) with Lender, Lender may, at its option, upon thirty (30) days notice to Borrower, increase the interest rate payable by Borrower under this Note by up to 1.00 percentage points (1.00%). Lender's right to increase the interest rate pursuant to this paragraph shall be in addition to any other rights or remedies Lender may have under this Note, all of which are hereby reserved, and shall not constitute a waiver, release or limitation upon Lender's exercise of any such rights or remedies.

OVERDRAFT PROTECTION. If Borrower elects Overdraft Protection in connection with the Line of Credit evidenced by this Note by so indicating in the space provided below, during the Draw Period, Lender will make a deposit to the business checking account with Lender designated below or in a subsequent writing by Borrower whenever a withdrawal is made from that checking account, either by writing a check from the checking account or in some other way, in an amount which is more money than the balance in that checking account. The amount which Lender will deposit will be the amount by which the withdrawal exceeds the balance in the checking account, rounded up to the next whole

PROMISSORY NOTE
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$1.00; however, the amount which will be deposited will not be less than $50.00. Lender will charge the amount of the deposit as an advance under the Line of Credit. Lender does not have to make a deposit to the checking account if a deposit will cause the balance of this account to exceed the maximum amount of the Line of Credit evidenced by this Note or would otherwise violate this Note or any other document(s) executed in connection with the Line of Credit. Checking account checks which are returned will be subject to Lender's- regular overdraft charges. Overdraft Protection will not be available during the Repayment Period.

________ YES!. Borrower wants Overdraft Protection for PNC Bank Checking Account No._________________________.

AUTOMATIC DEBIT OF PAYMENTS. The Borrower hereby authorizes the Lender to charge the Borrower's deposit account at the Lender for any payment when due hereunder. If the Borrower revokes this authorization for any reason whatsoever or fails to maintain a deposit account with the Lender which may be charged, the Lender may, at its option, upon thirty (30) days notice to the Borrower, increase the interest rate payable by the Borrower under this Note by twenty-five (25) basis points (0.25%).

ANNUAL FEE. An annual fee of one-quarter of one percent (1/4%) of the maximum principal amount of this Note will be charged to Borrower's account during the first Billing Cycle and on the first day of each Billing Cycle immediately following each anniversary of the loan during the Draw Period.

TERMINATION OF LINE OF CREDIT. Upon sixty (60) days prior written notice to Borrower, Lender may terminate the Line of Credit, with or without cause, and demand full payment of the entire unpaid principal balance of this Note, and all accrued and unpaid interest on the balance, and all other amounts due in accordance with the terms of this Note. Unless Lender's notice provides otherwise, Lender will have no further obligation to advance funds under this Note.

CONVERSION TO TERM LOAN. Lender retains the right to convert all or any part of the outstanding indebtedness under this Note into an amortizing term loan, with or without cause, upon providing sixty (60) days prior written notice to Borrower (the "Conversion Notice"). If Lender exercise this right, Lender will compute a new monthly payment with respect to the part of the indebtedness so converted (the "Term Loan Portion"), and Borrower will be advised of such new monthly payment with respect to the Term Loan Portion in the Conversion Notice. Monthly payments on the Term Loan Portion following the Conversion Notice shall be based upon an amortization period specified in the Conversion Notice (the "Amortization Period"). Subsequent payments on the Term Loan Portion shall be determined monthly and shall be in the amounts determined by Lender to be necessary to fully amortize the then outstanding principal balance so converted over the then remaining Amortization Period at the effective interest rate on this Note as of the date the amount of such payment is calculated by Lender. All outstanding principal and accrued interest will be due on the last day of the Amortization Period. All the provisions of this Note and any Related Documents shall apply to the Term Loan Portion except to the extent inconsistent with this paragraph.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER:

SOUTHSIDE ELECTRIC INC

By:	/s/ John Mora
JOHN MORA, President of SOUTHSIDE ELECTRIC INC

LASER PRO Lending, Ver. 6.37.00.003 Copr. Harland Financial Solutions, Inc. 1997, 2007.   All Rights Reserved.   - NJ T:\CFI\LPL\D20.FC   TR-3019370 PR-S